Exhibit 99.1

GETTY REALTY CORP. ANNOUNCES THAT GETTY PETROLEUM MARKETING HAS FILED FOR CHAPTER 11 BANKRUPTCY

JERICHO, NY, December 5, 2011 — Getty Realty Corp. (NYSE-GTY) (the “Company”) announced today that Getty Petroleum Marketing, Inc. (“Marketing”), the Company’s largest tenant, has filed for Chapter 11 bankruptcy protection in U.S. Bankruptcy Court, Southern District of New York. The Company had previously disclosed that it had served Marketing with a formal notice of termination of the Master Lease (the “Notice”) as a result of Marketing’s nonpayment of November 2011 rent. Pursuant to the Notice, the Company notified Marketing that it was terminating the Master Lease and exercising its right to take possession of the premises underlying the Master Lease effective December 12, 2011. The Company will continue to protect its interests and pursue appropriate actions against Marketing, seek possession of the unitary premises underlying the Master Lease and pursue all other rights and remedies available to it. The Company cannot provide any assurance regarding the ultimate resolution of Marketing's bankruptcy.

David B. Driscoll, President and CEO of the Company commented, "We welcome the fact that the process will now have structure and the supervision of the Bankruptcy Court to protect the value of our estate. We plan to continue our efforts to repossess our properties. Over time we intend to reposition the portfolio of properties subject to the Master Lease in order to maximize the value of the portfolio. We are fortunate to have completed two acquisitions in 2011 that significantly reduced our dependence on Marketing. These new portfolios as well as other assets owned outside of the Master Lease continue to perform and meet our expectations.  Notwithstanding the filing by Marketing today, we remain optimistic about the future of our Company.”

As a result of the foregoing developments, it is likely that the Company will be required to increase the deferred rent receivable reserve, record additional impairment charges, accrue for environmental liabilities. It is also likely that the Company will incur significant costs associated with proceedings against Marketing and a repositioning of the Master Lease portfolio. The Company has not determined the amounts of any such costs or potential adjustments to its financial statements. These developments could materially adversely affect the Company’s business, financial condition, revenues, operating expenses, results of operations, liquidity, ability to pay dividends or stock price.

For more information on the risks associated with the Company’s relationship with Marketing, see the disclosure under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, the Company’s subsequent Quarterly Reports on Form 10-Q and as updated by the Company’s subsequent periodic reports filed under the Securities Exchange Act of 1934, as amended and the Company’s other filings made with the Securities and Exchange Commission.

Getty Realty Corp. is the largest publicly-traded real estate investment trust in the United States specializing in ownership, leasing and financing of retail motor fuel and convenience store properties and petroleum distribution terminals. The Company owns and leases approximately 1,155 properties nationwide.

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When the words “believes,” “intends,” “expects,” “plans,” “projects,” “estimates” and similar expressions are used, they identify forward-looking statements. Examples of these forward looking statements include the Company’s statements of intentions regarding pursue of its actions against Marketing, and the repositioning of the portfolio subject of the Master Lease. These forward-looking statements are based on management’s current beliefs and assumptions and information currently available to management and involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Information concerning factors that could cause the Company’s actual results to differ materially from these forward-looking statements can be found in our periodic reports filed with the Securities and Exchange Commission. We undertake no obligation to publicly release revisions to these forward-looking statements to reflect future events or circumstances or reflect the occurrence of unanticipated events.

Thomas J. Stirnweis
(516) 478-5403